Exhibit 99.1

Contact:

Investor Relations:

The Blueshirt Group

Nicole Gunderson

IR@mindbodyonline.com

888-782-7155

Media Contact:

Georgia Suter

georgia.suter@mindbodyonline.com

805-419-2856

MINDBODY Reports Fourth Quarter and Full Year 2015 Financial Results

Company Delivers Full Year Revenue Growth of 45% over 2014

Subscription and Services Revenue Increases 51% over 2014

Payments Revenue Increases 44% over 2014

San Luis Obispo, CA –February 10, 2016 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry and an emerging consumer marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“The MINDBODY team completed our first year as a public company with excellent results,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY.  “We experienced strong growth and improved margins as we increased subscriber, consumer and API partner adoption worldwide.  As we look to 2016 and beyond, our network effects are stronger than ever and we are excited to deliver even more value to our subscribers and consumers in the years ahead.”

"2015 was another successful year for MINDBODY, highlighted by 45% revenue growth and record subscriber additions,” said Brett White, chief financial officer of MINDBODY. “As we enter 2016, we look forward to continuing to execute toward growth and profitability.”

Fourth Quarter 2015 Key Metrics

•	End of year subscribers grew 27% year over year to 51,481.
•	Average monthly revenue per subscriber (ARPS) grew 13% year over year to approximately $185.
•

Dollar-based net expansion rate was 113%, compared to 109% as of the end of the fourth quarter of 2014. This metric nets the effects of subscriber churn against the increasing value of subscribers retained, indicating the consistent increase in value of MINDBODY’s subscriber cohorts over time.

•	Payments volume increased 24% year over year to approximately $1.4 billion.

Fourth Quarter 2015 Financial Results

•	Total revenue in the fourth quarter of 2015 was $28.3 million, a 40% increase year over year.
•	Subscription and services revenue in the quarter was $17.0 million, a 44% increase year over year.
•	Payments revenue in the fourth quarter was $10.6 million, a 43% increase year over year.
•

Recurring revenue[1] increased 43% year over year.  Recurring revenue is the sum of MINDBODY’s subscription and services revenue and payments revenue. Recurring revenue comprised 98% of total revenue in the fourth quarter of 2015, up from 96% in the fourth quarter of 2014.

•

GAAP net loss attributable to common stockholders in the fourth quarter of 2015 was $(9.8) million, or $(0.25) per basic and diluted share, compared to a GAAP net loss attributable to common stockholders in the fourth quarter of 2014 of $(15.1) million, or $(1.36) per basic and diluted share.

•

Non-GAAP net loss[1] in the fourth quarter of 2015 was $(6.6) million, which represented 23% of revenue, or $(0.17) per basic and diluted share, compared to a non-GAAP net loss in the fourth quarter of 2014 of $(6.0) million, which represented 30% of revenue, or $(0.19) per basic and diluted share.

•

Adjusted EBITDA loss[1] in the fourth quarter of 2015 was $(4.3) million, which represented 15% of revenue, compared to an Adjusted EBITDA loss in the fourth quarter of 2014 of $(4.4) million, which represented 22% of revenue.

Full Year 2015 Financial Results

•	Total revenue for the full year 2015 was $101.4 million, a 45% increase year over year.
•	Subscription and services revenue for the full year 2015 was $61.3 million, a 51% increase year over year.
•	Payments revenue for the full year 2015 was $37.5 million, a 44% increase year over year.
•

Recurring revenue[1] increased 48% year over year.  Recurring revenue is the sum of MINDBODY’s subscription and services revenue and payments revenue. Recurring revenue comprised 97% of total revenue in 2015, up from 95% in 2014.

•

GAAP net loss attributable to common stockholders for the full year 2015 was $(44.2) million, or $(1.68) per basic and diluted share, compared to a GAAP net loss attributable to common stockholders for the full year 2014 of $(45.9) million, or $(4.17) per basic and diluted share.

•

Non-GAAP net loss[1] for the full year 2015 was $(27.7) million, which represented 27% of revenue, or $(0.77) per basic and diluted share, compared to a non-GAAP net loss for the full year 2014 of $(22.9) million, which represented 33% of revenue or $(0.73) per basic and diluted share.

•

Adjusted EBITDA loss[1] for the full year 2015 was $(19.9) million, which represented 20% of revenue, compared to an Adjusted EBITDA loss for the full year 2014 of $(18.8) million which represented 27% of revenue.

2015 Highlights

•

Mobile App Expansion – We continue to extend our mobile capabilities. In December, we successfully introduced the new MINDBODY® app which uses a new deals and recommendations engine to help people find, book, and pay for personalized wellness experiences based on their location and past activities.  In February, we acquired Fitness Mobile Apps and rebranded it as MINDBODY Engage™, providing MINDBODY subscribers with the opportunity to create their own branded app experience.  Engage subscriptions doubled in our first year, and now serve more than 6,000 of our wellness business subscribers.

•

Platform Expansion – We expanded our platform with numerous partnerships and integrations, including global integrations with Xero and Fitbit, and a partnership with Lending Club. Additionally, we expanded our payments capabilities in several countries, including in France, Italy, Spain, Germany, Australia, Switzerland, the Netherlands and Hong Kong.

•

Industry Recognition – We were honored with a Glassdoor Employees' Choice Award for the third year in a row, recognized as one of the Best Places to Work in 2016. We were ranked 14 in the top 50 places to work amongst companies with 1,000 employees or more.  In August, we were named by Inc. Magazine as one of the fastest growing companies in the U.S. for the 8th consecutive year, ranking 1658 among 5000 in this year's list.

•

Product Recognition – We continue to be recognized for creating best-in-class software for our subscribers and consumers.  In January, the new MINDBODY app made Apple’s Best Apps of 2016 list.  In October, MINDBODY Express won the Silicon Valley Business App Award for Best Finance and Management App of 2015.  The MINDBODY Connect app (now the MINDBODY app) received a 2015 SIIA Software CODiE Award for Best Consumer Application.

1Recurring revenue, non-GAAP net loss and adjusted EBITDA are non-GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Outlook

For the first quarter and full year of 2016, MINDBODY expects to report:

•	Revenue for the first quarter of 2016 in the range of $29.7 million to $30.7 million, representing 33% to 38% growth over the first quarter of 2015.
•	Revenue for the full year of 2016 in the range of $132.5 million to $136.5 million, representing 31% to 35% growth over the full year of 2015.
•

Non-GAAP net loss for the first quarter of 2016 in the range of $(6.0) million to $(7.0) million and non-GAAP weighted average shares outstanding for the fourth quarter of approximately 39.5 million shares.

•	Non-GAAP net loss for the full year of 2016 in the range of $(23.0) million to $(26.0) million and non-GAAP weighted average shares outstanding for the full year of approximately 39.9 million shares.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, MINDBODY has provided a reconciliation of historical GAAP to non-GAAP financial measures in the financial statement tables included in this press release. An explanation of these measures is also included under the heading "Non-GAAP Financial Measures."

Quarterly Conference Call and Related Information

MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (855) 542-4215, or outside the U.S. (412) 455-6078, with Conference ID# 9639742, at least five minutes prior to the 1:30 p.m. PT start time.
•

Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•	Audio replay: An audio replay will be available between 4:30 p.m. PT February 10, 2016 and 8:59 p.m. PT February 13, 2016 by calling (855) 859-2056 or (404) 537-3406 with Passcode 9639742.

About MINDBODY

MINDBODY is the leading provider of cloud-based business management software for the wellness services industry and an emerging consumer marketplace, with over 51,000 local business subscribers in over 130 countries and territories. These subscribers provide a variety of wellness services to approximately 28 million active consumers. MINDBODY's integrated software and payments platform helps business owners in the wellness services industry run, market and build their businesses. MINDBODY also helps consumers more easily evaluate, engage and transact with these businesses, enabling them to live healthier and happier lives.

# # #

© 2016 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Love Your Business are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements about our expected financial results for the first quarter of 2016 and full year 2016, the influence of and network effects across our platform, our continued investment in and expectations about our growth and profitability, our large scale Corporate Wellness subscribers, our international payments integrations, our partnerships with Xero, Fitbit and Lending Club, our expectations about future industry partnerships, our forecast for profitability, the performance of our Marketing Platform and new App, and our expectations regarding market growth.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and corporate wellness offerings; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; and our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Form 10-Q, which was filed with the Securities and Exchange Commission on November 6, 2015 and the risks described under the heading “Risk Factors” that will be in our Form 10-K, which will be filed with the Securities and Exchange Commission for the year ended December 31, 2015, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Definitions of all key metrics used in this press release can be found in our filings with the SEC.

Non-GAAP Financial Measures

In this press release and the related conference call, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, recurring revenue, non-GAAP net loss, non-GAAP weighted average shares outstanding, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors.  Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP.  Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, impairment charges, provision for income taxes, and other income (expense), net, which consisted of interest income and expense, and other miscellaneous other income (expense). We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.  We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are noncash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; (3) Adjusted EBITDA excludes stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (4) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Recurring revenue, Non-GAAP net loss, non-GAAP weighted average shares outstanding and non-GAAP net loss per share

We define recurring revenue as the sum of subscription and services revenue and payments revenue. We define non-GAAP net loss as the respective GAAP balance adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, and (3) deemed dividend – preferred stock modification. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period.  These non-GAAP financial measures have a number of limitations, including the following: (1) these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (2) other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

# # #

MINDBODY, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$93,405	$34,675
Accounts receivable, net of allowance for doubtful accounts of $90 and $79 as of December 31, 2015 and December 31, 2014	6,643	3,193
Prepaid expenses and other current assets	3,082	2,562
Total current assets	103,130	40,430
Restricted cash	—	772
Property and equipment, net	31,754	28,568
Intangible assets, net	636	60
Goodwill	5,396	1,827
Other noncurrent assets	498	1,394
TOTAL ASSETS	$141,414	$73,051

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,426	$5,406
Accrued expenses and other liabilities	7,911	5,219
Deferred revenue, current portion	3,367	2,396
Other current liabilities	645	447
Total current liabilities	16,349	13,468

Deferred revenue, noncurrent portion	1,886	360
Deferred rent, noncurrent portion	1,254	988
Financing obligation on leases, noncurrent portion	15,961	15,496
Preferred stock warrant	-	1,188
Other noncurrent liabilities	181	28
Total liabilities	35,631	31,528
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2015; 20,542,012 shares authorized, 20,454,489 shares issued and outstanding as of December 31, 2014; aggregate liquidation preference of $117,636 as of December 31, 2014	—	166,448
Stockholders' equity (deficit):
Preferred stock, par value $0.000004 per share; 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015; no shares authorized, issued and outstanding as of December 31, 2014	—	—
Common stock, par value $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2015; 50,000,000 shares authorized, 11,189,360 issued and outstanding as of December 31, 2014	—	—
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 14,931,016 shares issued and outstanding as of December 31, 2015; no shares authorized, issued and outstanding as of December 31, 2014	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 24,296,346 shares issued and outstanding as of December 31, 2015; no shares authorized, issued and outstanding as of December 31, 2014	—	—
Additional paid-in capital	270,436	—
Accumulated other comprehensive loss	(271)	(132)
Accumulated deficit	(164,382)	(124,793)
Total stockholders' equity (deficit)	105,783	(124,925)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)	$141,414	$73,051

MINDBODY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue (1)	$28,265	$20,168	$101,369	$70,010
Cost of revenue (2)	10,092	8,382	37,190	30,004
Gross profit	18,173	11,786	64,179	40,006
Operating expenses:
Sales and marketing (2)	12,419	8,177	46,345	30,922
Research and development (2)	6,844	4,124	23,057	16,167
General and administrative (2)	8,232	5,632	29,530	18,422
Change in fair value of contingent consideration	—	(53)	(11)	(1,434)
Total operating expenses	27,495	17,880	98,921	64,077
Loss from operations	(9,322)	(6,094)	(34,742)	(24,071)
Change in fair value of preferred stock warrant	—	(324)	(25)	(283)
Interest income	4	—	12	—
Interest expense	(335)	(22)	(955)	(68)
Other income (expense), net	(20)	(42)	(132)	(68)
Loss before provision for income taxes	(9,673)	(6,482)	(35,842)	(24,490)
Provision for income taxes	77	29	246	116
Net loss	(9,750)	(6,511)	(36,088)	(24,606)
Accretion of redeemable convertible preferred stock	—	(8,576)	(9,862)	(21,311)
Deemed dividend—preferred stock modification	—	—	1,748	—
Net loss attributable to common stockholders	$(9,750)	$(15,087)	$(44,202)	$(45,917)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(1.36)	$(1.68)	$(4.17)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,208,021	11,066,025	26,319,903	11,013,658

(1) Total revenue by category is presented below:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Subscription and services	16,993	11,840	61,339	40,501
Payments	10,620	7,427	37,460	26,060
Product and other	652	901	2,570	3,449
Total revenue	$28,265	$20,168	$101,369	$70,010

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$200	$75	$651	$220
Sales and marketing	1,046	59	3,533	196
Research and development	356	88	902	298
General and administrative	1,523	286	3,289	1,023
Total stock-based compensation expense	$3,125	$508	$8,375	$1,737

MINDBODY, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,088)	$(24,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,516	4,574
Stock-based compensation expense	8,375	1,737
Change in fair value of preferred stock warrant	25	283
Change in fair value of contingent consideration	(11)	(1,434)
Impairment of technology	-	426
Other	540	473
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(3,842)	(1,122)
Prepaid expenses and other current assets	(526)	(1,405)
Other assets	148	(99)
Accounts payable	722	2,081
Accrued expenses and other current liabilities	2,743	146
Deferred revenue	2,556	668
Deferred rent	268	350
Net cash used in operating activities	(18,574)	(17,928)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(9,919)	(7,311)
Disposal of property and equipment	—	20
Change in restricted cash and deposits	788	1,623
Acquisition of business	(3,000)	—
Net cash used in investing activities	(12,131)	(5,668)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering	93,093	—
Repayment on financing and capital lease obligations	(316)	(239)
Payments of deferred offering cost	(3,380)	(644)
Proceeds from issuance of redeemable convertible preferred stock, net	-	49,913
Payments on contingent consideration	-	(240)
Net proceeds from employee stock-based transactions	194	12
Other	(73)	—
Net cash provided by financing activities	89,518	48,802

Effect of exchange rate changes on cash and cash equivalents	(83)	(76)
NET INCREASE IN CASH AND CASH EQUIVALENTS	58,730	25,130
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	34,675	9,545
CASH AND CASH EQUIVALENTS, END OF PERIOD	$93,405	$34,675

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(9,750)	$(6,511)	$(36,088)	$(24,606)
Stock-based compensation expense	3,125	508	8,375	1,737
Depreciation and amortization	1,859	1,204	6,516	4,574
Change in fair value of contingent consideration	—	(53)	(11)	(1,434)
Change in fair value of preferred stock warrant	—	324	25	283
Impairment charges	—	—	—	426
Provision for income taxes	77	29	246	116
Other (income) expense, net	351	64	1,075	136
Adjusted EBITDA	$(4,338)	$(4,435)	$(19,862)	$(18,768)

Reconciliation of net loss attributable to common stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
GAAP net loss attributable to common stockholders	$(9,750)	$(15,087)	$(44,202)	$(45,917)
Stock-based compensation expense	3,125	508	8,375	1,737
Accretion of redeemable convertible preferred stock	—	8,576	9,862	21,311
Deemed dividend—preferred stock modification	—	—	(1,748)	—
Non-GAAP net loss attributable to common stockholders	$(6,625)	$(6,003)	$(27,713)	$(22,869)

Reconciliation of net loss attributable to common stockholders, basic and diluted

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.25)	$(1.36)	$(1.68)	$(4.17)
Non-GAAP adjustments to net loss attributable to common stockholders	0.08	0.82	0.63	2.09
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	—	0.35	0.28	1.35
Non-GAAP net loss per share attributable to common (1) stockholders, basic and diluted	$(0.17)	$(0.19)	$(0.77)	$(0.73)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP weighted-average shares used to compute net loss per share attributable to common stockholder, basic and diluted	39,208,021	11,066,025	26,319,903	11,013,658
Conversion of preferred stock into common stock	—	20,673,680	9,515,557	20,269,002
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,208,021	31,739,705	35,835,460	31,282,660

(1) Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding preferred redeemable convertible stock to common stock as of the beginning of the period.